EV Energy Partners Announces Second Quarter 2009 Results and Additional Commodity Price Hedges

HOUSTON, August 10, 2009 (MARKETWIRE) — EV Energy Partners, L.P. (Nasdaq:EVEP) today announced results for the second quarter 2009 and filed its Form 10-Q with the Securities and Exchange Commission. EVEP has also recently entered into additional commodity price hedge agreements as described below.

Second Quarter 2009 Results

Adjusted EBITDA for the quarter was $33.1 million, an 8% increase over the second quarter of 2008 and a 6% increase versus the first quarter of 2009. Distributable Cash Flow for the quarter was $18.0 million, a 2% decrease over the second quarter of 2008 and a 7% increase versus the first quarter of 2009. Adjusted EBITDA and Distributable Cash Flow are described in the attached table under “Non-GAAP Measures”.

EVEP reported a net loss of $31.6 million, or ($1.93) per basic and diluted weighted average unit outstanding, for the second quarter of 2009. Included in net income were $44.5 million of non-cash net unrealized losses on commodity and interest rate derivatives and $0.7 million of non-cash costs contained in general and administrative expenses. For the second quarter of 2008, net loss was $99.5 million, or ($6.58) per basic and diluted weighted average unit outstanding, which included $118.1 million of non-cash net unrealized losses on commodity derivatives and $0.8 million of non-cash costs contained in general and administrative expenses. For the first quarter of 2009, net income was $38.3 million, or $2.23 per basic and diluted weighted average unit outstanding, which included $26.7 million of non-cash net unrealized gains on commodity and interest rate derivatives.

The $44.5 million non-cash net unrealized losses on derivatives for the second quarter of 2009 was primarily due to the significant increase in future oil prices at June 30, 2009 as compared to those at March 31, 2009, partially offset by the decline in natural gas prices as of such dates, and the effect of such price changes on EVEP’s commodity price hedges.

For the quarter ended June 30, 2009, EVEP produced 4.0 Bcf of natural gas, 127 MBbls of crude oil and 186 MBbls of natural gas liquids, or 5.9 Bcfe. Second quarter 2009 production of 5.9 Bcfe represents a 23% increase over second quarter 2008 production of 4.8 Bcfe, primarily due to acquisitions made during 2008. Production slightly declined from first quarter 2009 production of 6.0 Bcfe.

Additional Commodity Hedge Positions

EVEP uses oil and natural gas commodity contracts to hedge a significant portion of its anticipated oil and natural gas production against the risk of commodity price volatility. In addition to hedges entered into in conjunction with the previously announced Austin Chalk add-on acquisition, EVEP has added the following commodity price hedges to its portfolio since July 1, 2009. A complete schedule of EVEP’s updated commodity price hedge positions is included at the end of this release, including the hedges detailed below.

	Swap	Swap
	Volume	Price
	(Mmmbtu/Mbbls)
Natural Gas
NYMEX
2010	365	$6.41
2011	365	$6.41
2012	293	$6.88
2013	1,825	$7.02
Jan - Aug 2014	1,215	$7.06

Crude Oil
NYMEX
2010	58.4	$78.70
2011	43.8	$80.80
2012	36.6	$82.35
2013	182.5	$83.38
Jan - July 2014	106.0	$84.60

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our second quarter 2009 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP web site at http://www.evenergypartners.com.

Conference Call

As announced on August 5, 2009, EV Energy Partners, L.P. will host an investor conference call Tuesday, August 11, 2009 at 9:00am (Eastern Time).  Investors interested in participating in the call may dial (480) 629-9692 and ask for conference ID 4135815 at least 5 minutes prior to the start time, or may listen live over the internet through the Investor Relations section of the EVEP web site at http://www.evenergypartners.com ..

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com ..

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of EVEP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the EVEP's reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Production data:
Oil (MBbls)	127	97	254	190
Natural gas liquids (MBbls)	186	135	400	259
Natural gas (MMcf)	4,017	3,403	7,980	7,020
Net production (MMcfe)	5,893	4,797	11,903	9,712

Average sales price per unit (1):
Oil (Bbl)	$54.16	$121.72	$44.15	$108.97
Natural gas liquids (Bbl)	27.95	67.57	25.81	64.26
Natural gas (Mcf)	3.26	10.63	3.71	9.16
Mcfe	4.27	11.91	4.30	10.47

Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.61	$1.99	$1.74	$1.93
Production taxes	0.21	0.54	0.22	0.48
Total	1.82	2.53	1.96	2.41

Depreciation, depletion and amortization	2.16	1.63	2.22	1.68
General and administrative expenses	0.69	0.74	0.70	0.72

(1) Prior to $21.2 and $(12.2) million of net hedge gains (losses) for the three months ended June 30, 2009 and June 30, 2008, respectively, and prior to $40.7 and ($14.4)  million of net realized hedge gains (losses) for the six months ended June 30, 2009 and June 30, 2008, respectively.

Unaudited Condensed Consolidated Balance Sheets
(in $ thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$24,040	$41,628
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	10,687	17,588
Related party	3,331	1,463
Other	1,253	3,278
Derivative asset	45,140	50,121
Prepaid expenses and other current assets	734	1,037
Total current assets	85,185	115,115

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization; June 30, 2009, $96,308; December 31, 2008, $69,958	745,684	765,243
Other property, net of accumulated depreciation and amortization; June 30, 2009, $302; December 31, 2008, $284	161	180
Long-term derivative asset	82,244	96,720
Other assets	3,431	2,737
Total assets	$916,705	$979,995

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,610	$14,063
Deferred revenues	-	4,120
Derivative liability	490	2,115
Total current liabilities	10,100	20,298

Asset retirement obligations	35,210	33,787
Long-term debt	352,000	467,000
Other long-term liabilities	1,016	1,426

Commitments and contingencies

Owners’ equity	518,379	457,484
Total liabilities and owners' equity	$916,705	$979,995

Unaudited Condensed Consolidated Statements of Operations
(in $ thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Oil, natural gas and natural gas liquids revenues	$25,156	$57,136	$51,163	$101,664
Gain on derivatives, net	-	604	-	662
Transportation and marketing–related revenues	1,832	3,309	5,050	6,480
Total revenues	26,988	61,049	56,213	108,806

Operating costs and expenses:
Lease operating expenses	9,507	9,552	20,654	18,714
Cost of purchased natural gas	975	2,803	2,451	5,415
Production taxes	1,216	2,606	2,643	4,628
Asset retirement obligations accretion expense	570	308	1,014	606
Depreciation, depletion and amortization	12,737	7,811	26,369	16,355
General and administrative expenses	4,098	3,571	8,351	7,024
Total operating costs and expenses	29,103	26,651	61,482	52,742

Operating (loss) income	(2,115)	34,398	(5,269)	56,064

Other (expense) income, net:
Realized gains (losses) on mark-to-market derivatives, net	19,037	(12,155)	36,760	(14,378)
Unrealized losses on mark–to–market derivatives, net	(44,500)	(118,734)	(17,832)	(159,087)
Interest expense	(3,968)	(3,069)	(6,844)	(6,827)
Other (expense) income, net	(52)	94	(44)	162
Total other (expense) income, net	(29,483)	(133,864)	12,040	(180,130)

(Loss) income before income taxes	(31,598)	(99,466)	6,771	(124,066)
Income taxes	(32)	(58)	(57)	(130)
Net (loss) income	$(31,630)	$(99,524)	$6,714	$(124,196)
General partner’s interest in net (loss) income, including incentive distribution rights	$1,063	$(981)	$3,183	$(831)
Limited partners’ interest in net (loss) income	$(32,693)	$(98,543)	$3,531	$(123,365)

Net (loss) income per limited partner unit (basic and diluted)	$(1.93)	$(6.58)	$0.21	$(8.24)

Weighted average limited partner units outstanding:
Basic and Diluted	16,926	14,982	16,572	14,979

Unaudited Condensed Consolidated Statements of Cash Flows
(in $ thousands)

	Six Months Ended	Six Months Ended
	June 30, 2009	June 30, 2008

Cash flows from operating activities:
Net income (loss)	$6,714	$(124,196)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	1,014	606
Depreciation, depletion and amortization	26,369	16,355
Equity–based compensation cost	1,300	1,261
Amortization of deferred loan costs	526	144
Unrealized losses on derivatives, net	17,832	158,425
Other, net	148	-
Changes in operating assets and liabilities:
Accounts receivable	7,057	(19,099)
Prepaid expenses and other current assets	114	300
Other Assets	(1)	(5)
Accounts payable and accrued liabilities	(1,796)	3,183
Deferred revenues	(4,120)	1,395
Other	35	-
Net cash flows provided by operating activities	55,192	38,369

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	-	(17,491)
Deposit on acquisition of oil and natural gas properties	(1,218)	-
Development of oil and natural gas properties	(8,983)	(13,597)
Net cash flows used in investing activities	(10,201)	(31,088)

Cash flows from financing activities:
Debt borrowings	-	17,000
Repayment of debt borrowings	(115,000)	-
Deferred loan costs	-	(125)
Proceeds from public equity offering, net of underwriters' discount	78,649	-
Offering costs	(219)	-
Contribution from general partner	1,641	-
Distributions paid to partners	(27,650)	(19,869)
Net cash flows used in financing activities	(62,579)	(2,994)

(Decrease) increase in cash and cash equivalents	(17,588)	4,287
Cash and cash equivalents – beginning of period	41,628	10,220
Cash and cash equivalents – end of period	$24,040	$14,507

Non GAAP Measures

We define Adjusted EBITDA as net income (loss) plus income tax provision, interest expense, net, realized (gains) losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligation accretion expense, non-cash (gains) losses on derivatives, amortization of upfront premiums paid to enter into commodity price hedge agreements and non-cash equity compensation. Distributable Cash Flow is defined as Adjusted EBITDA less income tax provision, interest expense, net, realized (gains) losses on interest rate swaps, amortization of upfront premiums paid to enter into commodity price hedge agreements and estimated maintenance capital expenditures.

Adjusted EBITDA and Distributable Cash Flow are used by our management to provide additional information and metrics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDA and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and Distributable Cash Flow exclude some, but not all, items that effect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
(in $ thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net (loss) income	$(31,630)	$(99,524)	$6,714	$(124,196)
Add:
Income taxes	32	58	57	130
Interest expense, net	3,927	2,989	6,728	6,678
Realized losses on interest rate swaps	2,125	-	3,974	-
Depreciation, depletion and amortization	12,737	7,811	26,369	16,355
Asset retirement obligation accretion expense	570	308	1,014	606
Non-cash losses on derivatives	44,500	118,131	17,832	158,425
Amortization of premiums on derivatives	116	-	190	-
Non-cash equity compensation expense	681	786	1,300	1,261
Adjusted EBITDA	$33,058	$30,559	$64,178	$59,259

Less:
Income taxes	32	58	57	130
Interest expense, net	3,927	2,989	6,728	6,678
Realized losses on interest rate swaps	2,125	-	3,974	-
Amortization of premiums on derivatives	116	-	190	-
Estimated maintenance capital expenditures (1)	8,840	9,115	18,440	18,455
Distributable Cash Flow	$18,018	$18,397	$34,789	$33,996

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Hedge Summary Table (includes hedges added through 08/10/2009)

	Swap	Swap	Collar	Collar	Collar	Put	Put
	Volume	Price	Volume	Floor	Ceiling	Volume	Strike
	(Mmmbtu/Mbbls)		(Mmmbtu/Mbbls)			(Mmmbtu/Mbbls)
Natural Gas
2H 2009
NYMEX	1,656	$8.05	184	$7.50	$8.80
NYMEX			736	$7.75	$9.15
NYMEX			368	$8.00	$10.55
NYMEX						920	$4.00
Dominion Appalachia	1,178	$9.03
El Paso Permian	644	$7.80
Houston Ship Channel	1,243	$7.60
MichCon Citygate	920	$8.27

2010
NYMEX	5,950	$8.00	548	$7.50	$10.00
Dominion Appalachia	2,044	$8.65
El Paso Permian	913	$7.68
Houston Ship Channel	360	$5.96	1,278	$7.25	$9.55
MichCon Citygate	1,825	$8.34

2011
NYMEX	5,585	$8.19
Dominion Appalachia	913	$8.69	1,095	$9.00	$12.15
El Paso Permian	913	$9.30
Houston Ship Channel			1,278	$8.25	$11.65
MichCon Citygate			1,643	$8.70	$11.85

2012
NYMEX	5,527	$8.63
Dominion Appalachia			1,830	$8.95	$11.45
El Paso Permian	732	$9.21
Houston Ship Channel			1,098	$8.25	$11.10
MichCon Citygate			1,647	$8.75	$11.05

2013
NYMEX	3,285	$7.23
El Paso Permian	1,095	$6.77
El Paso San Juan	1,095	$6.66

Jan - Aug 2014
NYMEX	1,215	$7.06

Crude Oil
(NYMEX)
2H 2009	327.6	$93.10	23.0	$62.00	$73.90
2010	688.0	$89.80
2011	219.0	$103.66	401.5	$110.00	$166.45
2012	205.0	$104.05	366.0	$110.00	$170.85
2013	365.0	$77.94
Jan - July 2014	106.0	$84.60

Interest Rate Swap Agreements:

	Notional	Fixed	Floating
	Amount	Rate	Rate
	(in $ mill)
July 2009 - July 2012	$200	4.163%	1mo LIBOR
July 2009 - Sept 2012	$40	2.145%	1mo LIBOR

SOURCE: EV Energy Partners, L.P.EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144
http://www.evenergypartners.com